Exhibit 11

                      GLENAYRE TECHNOLOGIES, INC.

               COMPUTATION OF EARNINGS PER COMMON SHARE

                 In Thousands Except Per Share Amounts

                              (Unaudited)




                                                      Six Months Ended June 30,    Three Months Ended June 30,
                                                              1995       1994            1995         1994
   Income from continuing operations                        $32,005     $15,066        $18,223      $ 7,725
   Income from discontinued operations                           --         388             --          225
   Net Income                                               $32,005     $15,454        $18,223      $ 7,950

   Primary Earnings Per Share:
   Weighted average shares outstanding during the period     38,069      36,317         38,566       36,640

   Common stock equivalents                                   2,801       2,563          2,850        2,293
                                                             40,870      38,880         41,416       38,933

   Continuing operations                                   $    .78     $   .39        $   .44      $   .20
   Discontinued operations                                       --         .01             --           --

   Net income per share                                    $    .78     $   .40        $   .44      $   .20


   Fully Diluted Earnings Per Share:

   Weighted average shares outstanding during the period     38,069      36,317         38,566       36,640
   Common stock equivalents                                   3,134       2,563          3,045        2,293
                                                             41,203      38,880         41,611       38,933

   Continuing operations                                   $    .78     $   .39        $   .44      $   .20
   Discontinued operations                                       --         .01             --           --

   Net income per share                                    $    .78     $   .40        $   .44      $   .20
</Table





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